                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the headnote under "ISN Selected Historical Financial Data" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Styleclick, Inc. for the registration of 7,980,000 shares of its common stock and to the inclusion of our report dated March 2, 2000, with respect to the financial statements and schedule of Internet Shopping Network LLC as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

New York, New York
March 22, 2000